UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 01, 2026

National Bankshares, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	0-15204	54-1375874
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hubbard Street
Blacksburg, Virginia		24060
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 540 951-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	NKSH	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2026, National Bankshares, Inc. (the “Company”), The National Bank of Blacksburg (the “Bank”), the Company’s wholly-owned banking subsidiary (“Bank”), and F. Brad Denardo, the Chairman of the Board of the Company and the Bank and former President and Chief Executive Officer of the Company and the Bank, entered into a consulting agreement, dated July 1, 2026 (the “Consulting Agreement”), that is effective beginning on July 1, 2026 and will end on June 30, 2027 (the “Consulting Period”). The Consulting Agreement extends for another year the consulting agreement between the parties dated March 31, 2025. Pursuant to the Consulting Agreement, Mr. Denardo will provide consulting and advisory services to the Company and the Bank. During the Consulting Period, Mr. Denardo will receive a monthly consulting fee of $6,000. Under the terms of the Consulting Agreement, Mr. Denardo is subject to customary noncompetition covenants during the Consulting Period. The Consulting Period may be extended if agreed to by the parties.

The foregoing summary description of the Consulting Agreement is qualified in its entirety by reference to the agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date:	July 1, 2026	By:	/s/ Lara E. Ramsey
Lara E. Ramsey President & Chief Executive Officer